Exhibit 99.1
Form 4 Joint Filer Information

Name:     PCG Corporate Partners Investments LLC
Relationship to Issuer:  Controlling entity of CalPERS/PCG Corporate Partners, LLC
Address:    1200 Prospect Street
     La Jolla, CA 92037
Designated Filer:   CalPERS/PCG Corporate Partners, LLC
Issuer & Ticker Symbol:  Primus Guaranty, Ltd. (PRS)
Date of Event Requiring Statement: February 14, 2006

     By:  Pacific Corporate Group Holdings, LLC,
     its Managing Member

     Signature: /s/ Philip Posner
     Date:  2/14/06
     By:  Philip Posner
     Title: CFO/Managing Director

Name:     Pacific Corporate Group Holdings, LLC
Relationship to Issuer:  Controlling entity of CalPERS/PCG Corporate Partners, LLC
Address:    1200 Prospect Street
     La Jolla, CA 92037
Designated Filer:   CalPERS/PCG Corporate Partners, LLC
Issuer & Ticker Symbol:  Primus Guaranty, Ltd. (PRS)
Date of Event Requiring Statement: February 14, 2006

     Signature: /s/ Philip Posner
     Date:  2/14/06
     By:  Philip Posner
     Title: CFO/Managing Director

The reporting person directly (whether through ownership or position) or indirectly through one or more intermediaries, may be deemed for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, to be the indirect beneficial owner of the Series A Convertible Voting Preferred Shares owned by CalPERS/PCG Corporate Partners, LLC and, therefore, a "ten percent holder" hereunder. The reporting person disclaims beneficial ownership of the securities reported herein, except to the extent of its pecuniary interest therein, and this report shall not be deemed an admission that the reporting person is the beneficial owner of such securities for purposes of Section 16 or for any other purposes.